Registration No. 333-

      As filed with the Securities and Exchange Commission on April 1, 1999

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                      AMERICAN MEDICAL SECURITY GROUP, INC.
             (Exact name of registrant as specified in its charter)

            WISCONSIN                                             39-1431799
(State or other jurisdiction of                                (I.R.S. Employer
 incorporation or organization)                                entification No.)

       3100 AMS Boulevard
      Green  Bay, Wisconsin                                         54313
(Address of Principal Executive Offices)                          (Zip Code)
                                 ---------------

                      AMERICAN MEDICAL SECURITY GROUP, INC.
                           RETIREMENT SAVINGS PLAN(1)
                            (Full title of the plan)
                               -------------------

             TIMOTHY J. MOORE                                  COPY TO:
Senior Vice President, General Counsel and                BRUCE C. DAVIDSON
           Corporate Secretary                           Quarles & Brady LLP
   American Medical Security Group,                   411 East Wisconsin Avenue
           3100 AMS Boulevard                        Milwaukee, Wisconsin  53202
       Green Bay, Wisconsin 54313
                     (Name and address of agent for service)

                                 (920) 661-1111
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

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
                                                                   PROPOSED           PROPOSED
                                                                    MAXIMUM            MAXIMUM           AMOUNT OF
         TITLE OF SECURITIES                 AMOUNT TO BE       OFFERING PRICE        AGGREGATE        REGISTRATION
         TO BE REGISTERED                     REGISTERED           PER SHARE       OFFERING PRICE           FEE

            Common Stock,
            no par value                  750,000 shares (2)     $12.59375 (3)    $9,445,312.50 (3)      $2,625.80

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

(1) This Registration Statement is being filed by the Registrant and the American Medical Security Group, Inc. Retirement Savings Plan, as amended (the "Plan"), to register shares of American Medical Security Group, Inc. Common Stock, no par value ("Common Stock"), to be offered pursuant to the Plan.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.
(3) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon $12.59375 per share, the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange Composite Tape on March 26, 1999.

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



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by American Medical Security Group, Inc. (f/k/a United Wisconsin Services, Inc.) (the "Registrant") (Commission File No. 1-13154) with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated herein by reference by the Registrant and the Plan:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998; and

     (b) The description of the Common Stock included in the Registrants' Registration Statement on Form 8-A filed pursuant to Section 12 of the 1934 Act and declared effective October 24, 1991, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable. See Item 3(b) above.






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


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant is incorporated under the Wisconsin Business Corporation Law ("WBCL"). Under Section 180.0851(1) of the WBCL, the Registrant is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Registrant. In all other cases, the Registrant is required by Section 180.0851(2) of the WBCL to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was an officer or director of the Registrant, unless it is determined that he or she breached or failed to perform a duty owed to the Registrant and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's articles of incorporation, bylaws, a written agreement or a resolution of the Board of Directors or shareholders.

     Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to
180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

     Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

     Under Section 180.0833 of the WBCL, directors of the Registrant against whom claims are asserted with respect to the declaration of an improper dividend or other distribution to shareholders to which they assented are entitled to contribution from other directors who assented to such distribution and from shareholders who knowingly accepted the improper distribution, as provided therein.

     Article VII of the Registrant's Bylaws contains provisions that generally parallel the indemnification provisions of the WBCL. Directors and officers of the Registrant are also covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     See Exhibit Index following the Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Reference is made to the indemnification provisions described in Item 6 of this Registration Statement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on March 31, 1999.

                                       AMERICAN MEDICAL SECURITY GROUP, INC.
                                       (Registrant)


                                       By:  /S/ SAMUEL V. MILLER

                                            Samuel V. Miller
                                            CHAIRMAN OF THE BOARD, PRESIDENT AND
                                            CHIEF EXECUTIVE OFFICER


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuel V. Miller, Edward R. Skoldberg, Gary D. Guengerich and Timothy J. Moore, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

     SIGNATURE                                 TITLE

/S/ SAMUEL V. MILLER                Chairman of the Board, President and Chief
Samuel V. Miller                    Executive Officer; Director

/S/ GARY D. GUENGERICH              Executive Vice President and Chief Financial
Gary D. Guengerich                  Officer (Principal Financial Officer and
                                    Principal Accounting Officer)

/S/ ROGER H. BALLOU                 Director
Roger H. Ballou

/S/ W. FRANCIS BRENNAN              Director
W. Francis Brennan

/S/ JAMES C. HICKMAN                Director
James C. Hickman

/S/ WILLIAM R. JOHNSON              Director
William R. Johnson

/S/ EUGENE A. MENDEN                Director
Eugene A. Menden

/S/ MICHAEL T. RIORDAN              Director
Michael T. Riordan

/S/ FRANK L. SKILLERN               Director
Frank L. Skillern

/S/ J. GUS SWOBODA                  Director
J. Gus Swoboda




---------------

*Each of the above signatures is affixed as of March 31, 1999.

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on March 31, 1999.

                                        AMERICAN MEDICAL SECURITY GROUP, INC.
                                        RETIREMENT SAVINGS PLAN


                                        By:      /S/ TIMOTHY J. MOORE

                                                 TIMOTHY J. MOORE
                                                 (Name)

                                                 ADMINISTRATIVE COMMITTEE MEMBER
                                                 (Title)


                      AMERICAN MEDICAL SECURITY GROUP, INC.
                               (THE "REGISTRANT")
                          (COMMISSION FILE NO. 1-13154)

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT
   EXHIBIT                                                     INCORPORATED HEREIN                 FILED
    NUMBER                DESCRIPTION                            BY REFERENCE TO                  HEREWITH

4.1             Restated and Amended Articles of            Exhibit 3.1 to the Registrant's
                Incorporation of American Medical           Annual Report on Form 10-K for
                Security Group, Inc., as amended            the year ended December 31,
                through February 17, 1999                   1998 ("1998 10-K")

4.2             Bylaws of American Medical Security         Exhibit 3.2 to 1998 10-K
                Group, Inc., as amended and restated
                through February 17, 1999

5*              Opinion of Quarles & Brady LLP                                                          X

23.1            Consent of  Ernst & Young LLP                                                           X

23.2            Consent of Quarles & Brady LLP                                                Contained in Exhibit
                                                                                              5

24              Power of Attorney                                                             Contained in
                                                                                              Signatures page to
                                                                                              this Registration
                                                                                              Statement



         *The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify the Plan under section 401 of the Internal Revenue Code.







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